Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of Nayax Ltd. of our report dated September 12, 2022, relating to the financial statements of Nayax Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Statement by Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
September 12, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il